901 Lakeshore Drive, • Lake Charles, LA 70601 Phone: 337.436.9000 www.usunwired.com

Contact:	Ed Moise, Investor Relations

(337) 310-3500

US UNWIRED REPORTS THIRD QUARTER 2003 FINANCIAL RESULTS

THIRD QUARTER HIGHLIGHTS:

	3 months ended 9/30		9 months ended 9/30			3 months ended 9/30		9 months ended 9/30
	2003	2002	2003	2002		2003	2002	2003	2002
Total Revenues ($000)	$142,932	$148,818	$409,182	$385,300	Ending PCS Subscribers	595,724	541,281	595,724	541,281
Net Loss	(31,307)	(53,803)	(123,799)	(131,910)	Net PCS Sub. Additions	2,656	2,227	37,157	53,918
EBITDA*	22,765	(1,463)	32,154	(4,517)	Churn	3.5%	4.9%	3.4%	4.1%
Capital Expenditures	8,156	35,439	26,361	98,641	PCS ARPU**	$74.54	$85.97	$72.02	$85.42
* See attached table.					**includes roaming

EDITOR’S NOTE: The term “PCS” in this release refers to the customers and network that US Unwired manages as a PCS Affiliate of Sprint.

LAKE CHARLES, LA (November 13, 2003)—US Unwired Inc. (OTCBB:UNWR), a PCS Affiliate of Sprint (NYSE:FON, PCS), today reported revenues of $142.9 million for the three-month period ended September 30, 2003. PCS operations generated $139.1 million in total revenue for the quarter. Subscriber revenue and roaming revenue from PCS operations were $98.6 million and $34.5 million, respectively. The company posted a net loss of $31.3 million for third quarter of 2003 and EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) for the consolidated operations was $22.8 million, which included $0.3 million of non-cash compensation expense. These results included $7.0 million of EBITDA generated from the company’s wholly owned subsidiary, IWO Holdings, Inc.

Earlier in the third quarter, US Unwired announced that it entered into agreements to sell certain of its non-core operating assets for gross proceeds of approximately $30.0 million. Included in the transaction are US Unwired’s cellular operations and eight of its thirteen 10 MHz PCS licenses located in Louisiana, Texas and Mississippi. On October 30, 2003, the Company received all consents and releases from its senior credit lenders necessary to complete the sale. The transactions are expected to close in the fourth quarter of 2003 and are still subject to the consent of the Federal Communications Commission and other customary approvals from both parties.

Also on October 30, 2003, US Unwired reached an agreement with its senior credit lenders to modify certain provisions of its $170 million senior secured credit facility. Highlighting those changes is a revised set of financial covenants, the retention of $40 million of revolver availability subject to certain additional borrowing conditions, an immediate payment of $10 million to the facility’s term loans and an increase in the interest rate by 50 basis points. The company also obtained approval from senior credit lenders for the sale of certain of US Unwired’s non-core operating assets, including its cellular operations. The company will retain a share of the net proceeds associated with the sales while the remainder will further decrease outstanding senior indebtedness.

“In the third quarter, we continued our strategy of targeting, reaching, and selling to customers with excellent credit ratings and once again we achieved positive results. At the end of the third quarter, more than 70% of our customers have prime credit ratings, an all-time high. We also continued to review and adjust our cost structure in an ongoing effort to reduce expenses,” said Robert Piper, US Unwired’s President and Chief Executive Officer. “Our results so far this year coupled with the recent affirmation of support from our senior credit lenders, illustrates that the company has re-established its foundation. Our task now is to build on that foundation.”

On a consolidated basis, US Unwired had unrestricted cash of approximately $89.9 million and restricted cash of $19.3 million at September 30, 2003. All of the restricted cash and $27.6 million of the unrestricted cash were held by IWO Holdings, Inc. On September 30, 2003, US Unwired was in full compliance with its $170 million bank credit facility covenants and had $62.9 million of revolver availability ($40 million at October 30, 2003 due to the revisions noted above). At September 30, 2003, IWO was not in compliance with the covenants of its $240 million bank credit facility as of September 30, 2003 and has no

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US Unwired Reports Third Quarter Results

November 13, 2003

additional revolver availability. In addition, IWO is delinquent on its interest payments under the credit facility which, combined with its covenant violations, may result in IWO’s bankruptcy. US Unwired has not guaranteed or otherwise become responsible for IWO’s debt.

US Unwired will hold a conference call to discuss this press release at 11:00 a.m. Eastern Time on November 14, 2003. An online replay will be available approximately one hour following the conclusion of the live broadcast and will continue through November 28, 2003. Links to these events can be found at the Company’s web site at http://www.usunwired.com. If Internet access is unavailable, investors and other interested parties may listen to the teleconference by calling 888-694-4502. The teleconference will be available for replay until November 21, 2003, by calling 973-341-3080, and entering 4257676 when prompted for the pin number.

About US Unwired

US Unwired Inc., headquartered in Lake Charles, La., holds direct or indirect ownership interests in five PCS Affiliates of Sprint: Louisiana Unwired, Texas Unwired, Georgia PCS, IWO Holdings and Gulf Coast Wireless. Through Louisiana Unwired, Texas Unwired, Georgia PCS and IWO Holdings, US Unwired is authorized to build, operate and manage wireless mobility communications network products and services under the Sprint brand name in 68 markets, currently serving over 500,000 PCS customers. US Unwired’s PCS territory includes portions of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee, Texas, Massachusetts, New Hampshire, New York, Pennsylvania, and Vermont. In addition, US Unwired provides cellular and paging service in southwest Louisiana. For more information on US Unwired and its products and services, visit the company’s web site at http://www.usunwired.com. US Unwired is traded on the OTC Bulletin Board under the symbol “UNWR”.

About Sprint

Sprint operates the largest, 100-percent digital, nationwide wireless network in the United States, serving more than 4,000 cities and communities across the country. Sprint has licensed PCS coverage of more than 280 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. In August 2002, Sprint became the first wireless carrier in the country to launch next generation services nationwide delivering faster speeds and advanced applications on PCS Vision Phones and devices. For more information on products and services, visit www.sprint.com/mr. PCS is a wholly-owned tracking stock of Sprint Corporation trading on the NYSE under the symbol “PCS.” Sprint is a global integrated communications provider serving more than 26 million customers in over 100 countries. With approximately 70,000 employees worldwide and nearly $27 billion in annual revenues, Sprint is widely recognized for developing, engineering and deploying state-of-the art network technologies.

This press release may contain forward-looking statements. Forward-looking statements are statements about current and future business strategy, operations, capabilities, construction plan, construction schedule, financial projections, plans and objectives of management, expected actions of third parties and other matters. Forward-looking statements often include words like believes, belief, expects, plans, anticipates, intends, projects, estimates, may, might, would, or similar words. Forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Since these forward looking statements are based on factors that involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such factors include: the competitiveness of and the financial impact of Sprint wireless pricing plans, products and services; the ability of Sprint to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; the ability to successfully complete the build-out of the IWO Holdings’ network; the potential need for additional capital; future losses; the significant level of indebtedness of the companies; and volatility of US Unwired’s stock price. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this press release, please refer to Items 1 and 7 of US Unwired’s Form 10-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission. US Unwired does not undertake to update or revise any forward-looking statement contained herein.

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US Unwired Reports Third Quarter Results

November 13, 2003

US UNWIRED INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2003	2002	2003	2002
Revenues:
Subscriber	$101,285	$90,759	$294,810	$236,427
Roaming	35,154	53,011	95,135	133,355
Merchandise sales	5,830	4,442	17,270	13,471
Other revenue	663	606	1,967	2,047

Total revenue	142,932	148,818	409,182	385,300

Expense:
Cost of service	55,042	67,570	159,973	172,406
Merchandise cost of sales	12,003	9,957	30,454	28,264
General and administrative	33,449	43,355	106,443	107,421
Sales and marketing	19,407	27,999	65,358	77,924
Non-cash stock compensation	266	1,400	2,397	3,802
Depreciation and amortization	30,396	32,731	90,548	78,566
IWO asset abandonment charge	—	—	12,403	—

Total operating expense	150,563	183,012	467,576	468,383

Operating loss	(7,631)	(34,194)	(58,394)	(83,083)

Other income (expense):
Interest expense	(23,715)	(20,515)	(65,654)	(50,401)
Gain (loss) on sale of assets	(18)	10	58	13

Total other expense	(23,733)	(20,505)	(65,596)	(50,388)

Loss before equity in income (loss) of unconsolidated affiliates	(31,364)	(54,699)	(123,990)	(133,471)
Equity in income of unconsolidated affiliates	57	115	191	780

Net loss before income taxes	(31,307)	(54,584)	(123,799)	(132,691)
Income tax benefit	—	781	—	781

Net loss	$(31,307)	$(53,803)	$(123,799)	$(131,910)

Basic and diluted loss per share:	$(0.25)	$(0.42)	$(0.96)	$(1.15)

Weighted average outstanding common shares	128,832	128,832	128,832	114,610

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US Unwired Reports Third Quarter Results

November 13, 2003

US UNWIRED INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	September 30, 2003	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$89,937	$61,985
Restricted cash	19,294	33,218
Subscriber receivables, net	35,955	47,727
Other receivables	3,054	2,661
Inventory	4,864	5,315
Prepaid expenses and other assets	19,350	15,077
Receivables from related parties	645	681
Receivables from officers	85	101

Total current assets	173,184	166,765
Property and equipment, net	433,213	484,014
Restricted cash	—	8,000
Goodwill	46,705	51,961
Intangibles, net	50,004	78,292
Notes receivable from unconsolidated affiliates	1,868	1,811
Other assets	38,892	40,587

Total assets	$743,866	$831,430

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$23,235	$28,301
Accrued expenses	85,934	67,665
Current maturities of long term obligations	9,872	5,018
Current maturities of long term obligations in default	351,309	—

Total current liabilities	470,350	100,984

Long term obligations, net of current maturities	435,945	411,995
Long term obligations in default, net of current maturities	—	350,207
Deferred gain	30,538	34,581
Investments in and advances to unconsolidated affiliates	3,936	3,901

Stockholders’ deficit:
Common stock	1,288	1,288
Treasury stock	(10)	—
Additional paid in capital	654,606	657,459
Retained deficit	(852,610)	(728,811)
Promissory note	(177)	(174)
Total stockholders’ deficit	(196,903)	(70,238)

Total liabilities and stockholders’ deficit	$743,866	$831,430

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US Unwired Reports Third Quarter Results

November 13, 2003

US UNWIRED INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	For the nine months ended September 30,
	2003	2002
Cash flows from operating activities

Net cash provided by (used in) operating activities	$34,992	$(25,764)

Cash flows from investing activities
Proceeds from restricted cash	21,924	10,682
Proceeds from sale of assets	350	10,319
Distributions from unconsolidated affiliates	250	—
Payments for the purchase of equipment	(26,361)	(98,641)
Acquisition of business, net of cash acquired	—	(61,417)
Proceeds from maturities of investments	—	33,167
Investments in unconsolidated affiliates	—	750

Net cash used in investing activities	(3,837)	(105,140)

Cash flows from financing activities

Principal payments of long-term debt	(3,203)	(517)
Proceeds from long-term debt	—	70,000
Proceeds from stock options exercised	—	212
Proceeds from promissory notes	—	20
Debt issuance costs	—	(762)

Net cash (used in) provided by financing activities	(3,203)	68,953

Net increase (decrease) in cash and cash equivalents	27,952	(61,951)

Cash and cash equivalents at beginning of period	61,985	100,589

Cash and cash equivalents at end of period	$89,937	$38,638

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US Unwired Reports Third Quarter Results

November 13, 2003

EBITDA is an acronym for Earnings before Interest, Taxes, Depreciation and Amortization, although other items in addition to these are sometimes excluded to calculate EBITDA. Although EBITDA is not a calculation in accordance with accounting principles generally accepted in the United States (GAAP), we believe that EBITDA is widely used as a measure of operating performance in our industry. Nevertheless, the measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining operating performance or liquidity that is calculated in accordance with GAAP. In addition, since all companies do not calculate EBITDA in the same manner, this measure may not be comparable to similarly titled measures reported by other companies. We believe the nearest comparable GAAP measure to EBITDA is our Net Loss, and we have presented below a reconciliation of the two measures.

	Three-month period ended September 30, 2003
	US Unwired Inc. (Parent)	Unwired Telecom Corporation (Guarantor)	Louisiana Unwired LLC (Guarantor)	Total Guarantors	IWO Holdings, Inc. (Non-Guarantor)	Consolidating Entries	Consolidated
EBITDA	$(218)	$834	$15,161	$15,995	$6,988	$—	$22,765
Depreciation and amortization	(698)	(472)	(15,440)	(15,912)	(13,786)	—	(30,396)
Interest income (expense), net	(11,301)	364	(1,989)	(1,625)	(10,789)	—	(23,715)
Gain on sale of assets	—	11	2	13	(31)	—	(18)
Equity in income (losses) of unconsolidated subsidiaries	(19,628)	57	(17,618)	(17,561)	—	37,246	57

Net income (loss)	$(31,845)	$794	$(19,884)	$(19,090)	$(17,618)	$37,246	$(31,307)

	Three-month period ended September 30, 2002
	US Unwired Inc. (Parent)	Unwired Telecom Corporation (Guarantor)	Louisiana Unwired LLC (Guarantor)	Total Guarantors	IWO Holdings, Inc. (Non-Guarantor)	Consolidating Entries	Consolidated
EBITDA	$(1,268)	$1,473	$2,498	$3,971	$(4,166)	$—	$(1,463)
Depreciation and amortization	(801)	(559)	(16,045)	(16,604)	(15,326)	—	(32,731)
Interest income (expense), net	(9,615)	275	(2,286)	(2,011)	(8,889)	—	(20,515)
Gain on sale of assets	8	—	2	2	—	—	10
Equity in income (losses) of unconsolidated subsidiaries	(42,764)	47	(26,499)	(26,452)	—	69,331	115
Income tax benefit	781	—	—	—	1,882	(1,882)	781

Net income (loss)	$(53,659)	$1,236	$(42,330)	$(41,094)	$(26,499)	$67,449	$(53,803)

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US Unwired Reports Third Quarter Results

November 13, 2003

	Nine-month period ended September 30, 2003
	US Unwired Inc. (Parent)	Unwired Telecom Corporation (Guarantor)	Louisiana Unwired LLC (Guarantor)	Total Guarantors	IWO Holdings, Inc. (Non-Guarantor)	Consolidating Entries	Consolidated
EBITDA	$(2,088)	$3,019	$33,969	$36,988	$(2,746)	$—	$32,154
Depreciation and amortization	(2,011)	(1,482)	(46,304)	(47,786)	(40,751)	—	(90,548)
Interest income (expense), net	(31,978)	1,042	(6,058)	(5,016)	(28,660)	—	(65,654)
Gain on sale of assets	—	79	10	89	(31)	—	58
Equity in income (losses) of unconsolidated subsidiaries	(90,037)	205	(72,188)	(71,983)	—	162,211	191

Net income (loss)	$(126,114)	$2,863	$(90,571)	$(87,708)	$(72,188)	$162,211	$(123,799)

	Nine-month period ended September 30, 2002
	US Unwired Inc. (Parent)	Unwired Telecom Corporation (Guarantor)	Louisiana Unwired LLC (Guarantor)	Total Guarantors	IWO Holdings, Inc. (Non-Guarantor)	Consolidating Entries	Consolidated
EBITDA	$(3,405)	$7,177	$(1,550)	$5,627	$(6,739)	$—	$(4,517)
Depreciation and amortization	(3,933)	(1,668)	(42,934)	(44,602)	(30,031)	—	(78,566)
Interest income (expense), net	(27,383)	586	(6,254)	(5,668)	(17,350)	—	(50,401)
Gain on sale of assets	8	—	5	5	—	—	13
Equity in income (losses) of unconsolidated subsidiaries	(101,363)	355	(49,616)	(49,261)	—	151,404	780
Income tax benefit	781	—	—	—	4,504	(4,504)	781

Net income (loss)	$(135,295)	$6,450	$(100,349)	$(93,899)	$(49,616)	$146,900	$(131,910)

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US Unwired Reports Third Quarter Results

November 13, 2003

Selected PCS Operating Metrics

	3 months ended 9/30		9 months ended 9/30
	3Q 2003	3Q 2002	3Q 2003	3Q 2002
Subscribers
Gross Additions	68,635	85,697	227,993	242,231
Net Additions	2,656	2,227	37,157	53,918
Total Customers	595,724	541,281	595,724	541,281
Churn	3.5%	4.9%	3.4%	4.1%

Average Revenue Per User, Monthly
Including Roaming	$74.54	$85.97	$72.02	$85.42
Without Roaming	55.22	54.30	54.39	54.95

Cash Cost Per User, Monthly
Including Roaming	48.52	67.16	49.57	66.07
Without Roaming	35.37	43.89	37.19	43.64

Cost Per Gross Addition	360	378	332	368

Average Monthly MOUs Per Subscriber
Home	580	463	558	458
Roaming	188	144	174	131

System MOUs (Millions)
Subscriber	1,035	747	2,937	1,889
Roaming	481	333	1,259	763

Licensed POPs (Millions)	17.6	17.6	17.6	17.6
Covered POPs (Millions)	12.8	12.6	12.8	12.6

Towers	1,864	1,754	1,864	1,754
Cum. CapEx Per Covered POP	$49.88	$47.15	$49.88	$47.15

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